        As filed with the Securities and Exchange Commission on December 7, 1998
                                                      Registration No. 333-33781
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                             SALIX HOLDINGS, LTD.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ----------------------

BRITISH VIRGIN ISLANDS             2834                       94-3267443
(STATE OR OTHER          (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
JURISDICTION OF           CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)
                             SALIX HOLDINGS, LTD.
                      3600 WEST BAYSHORE ROAD, SUITE 205
                          PALO ALTO, CALIFORNIA 94303
                                (650) 856-1550
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ----------------------

                                  DAVID BOYLE
                   VICE PRESIDENT, FINANCE & ADMINISTRATION,
                          AND CHIEF FINANCIAL OFFICER
                             SALIX HOLDINGS, LTD.
                      3600 WEST BAYSHORE ROAD, SUITE 205
                          PALO ALTO, CALIFORNIA 94303
                                (650) 856-1550
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ----------------------

                                  Copies to:
    DOUGLAS H. COLLOM, ESQ.                         ROBERT M. CHILSTROM, ESQ.
   ROBERT F. KORNEGAY, ESQ.                        CHRISTOPHER W. MORGAN, ESQ.
   ROSEMARY G. REILLY, ESQ.                      SKADDEN, ARPS, SLATE, MEAGHER
WILSON SONSINI GOODRICH & ROSATI                          & FLOM LLP
  PROFESSIONAL CORPORATION                      P.O. BOX 189, ROYAL BANK PLAZA
     650 PAGE MILL ROAD                            NORTH TOWER, SUITE 1820
    PALO ALTO, CA 94304                            TORONTO, ONTARIO M5J 2J4
     (415) 493-9300                                    (416) 777-4700

                            ----------------------

            APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC:
                               October 16, 1997

                            ----------------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                            ----------------------

================================================================================

                               SUPPLEMENTAL NOTE

  On August 15, 1997 the Registrant filed its Registration Statement on Form S-1 (File No. 333-33781) the ("Registration Statement") covering 3,450,000 shares of the Registrant's Common Stock, including 450,000 shares subject to an over-allotment option to be granted to the Underwriters upon the effectiveness of the Registration Statement.

  On October 16, 1997, the Commission declared the Registration Statement effective.

  Pursuant to the Underwriting Agreement dated October 16, 1997, the Underwriters agreed to purchase from the Registrant 3,000,000 shares of Common Stock, and the Registrant granted the Underwriters an over-allotment option to acquire 450,000 shares of Common Stock as more fully described under the caption "Underwriters" in the prospectus forming a part of the Registration Statement. On October 17, 1997, the Company filed its form of final prospectus with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the "Securities Act").

  The Underwriter's over-allotment option expired unexercised on December 16, 1997.

  Accordingly, the Registrant hereby de-registers an aggregate of 450,000 shares of its Common Stock registered pursuant to the Registration Statement, consisting of the 450,000 shares of Common Stock indicated in the such prospectus as being subject to the Underwriters' over-allotment option.

                                  SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 7th day of January 1998.

                                      SALIX HOLDINGS, LTD.

                                      By: /s/ Randy W. Hamilton
                                         ------------------------
                                         (Randy W. Hamilton)
                                         Chairman of the Board, President and
                                         Chief Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED

SIGNATURE                                        TITLE                             DATE
   Randy W. Hamilton*         Chairman of the Board, President and Chief    January 7, 1998
----------------------------  Executive Officer
      (Randy W. Hamilton)     (Principal Executive Officer) and Director

 /s/ David Boyle              Vice President, Finance & Administration,     January 7, 1998
----------------------------  and Chief Financial Officer
     (David Boyle)            (Principal Financial and Accounting Officer)

     Lorin K. Johnson*        Vice President, Research and Director         January 7, 1998
----------------------------
     (Lorin K. Johnson)

     David E. Lauck*          Director                                      January 7, 1998
----------------------------
     (David E. Lauck)

     Lily Baxendale*          Director                                      January 7, 1998
----------------------------
     (Lily Baxendale)

     Nicholas M. Ediger*      Director                                      January 7, 1998
----------------------------
     (Nicholas M. Ediger)

     Lawrance A.Brown*        Director                                      January 7, 1998
----------------------------
     (Lawrance A. Brown)

     John F. Chappell*        Director                                      January 7, 1998
----------------------------
     (John F. Chappell)

*By: /s/ David Boyle
----------------------------
     (David Boyle)
    Attorney-in Fact